UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2009

American Wagering, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-20685	88-0344658
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

675 Grier Drive, Las Vegas, Nevada	89119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 735-0101

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

Item 2.03.                                          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported, American Wagering, Inc., a Nevada corporation (the “Company”) is required under Nevada Gaming Control Board (“NGCB”) Regulation 22.040 to maintain a reserve sufficient to cover any outstanding wagering liability, including unpaid winning tickets and telephone account deposits, of Leroy’s Horse and Sports Place, Inc. (“Leroy’s”), a wholly-owned subsidiary of the Company.  On October 1, 2009, subject to the execution of definitive pledge agreements, Victor J. and Terina Salerno, the Company’s Chief Executive Officer and General Counsel, respectively, agreed to pledge a certificate of deposit in the amount of $200,000 in favor of the NGCB, and Robert and Tracey Kocienski agreed to pledge certificates of deposit in the aggregate amount of $500,000, for the benefit of the Company to increase the Company’s reserve balance to satisfy the requirements of Regulation 22.040.  The pledged certificates of deposit will be accounted for as off-balance sheet arrangements.  Any reserve amount may be released to the NGCB if it determines such funds are necessary to protect Leroy’s wagering creditors.  The Company has agreed to pay Mr. and Mrs. Salerno and Mr. and Mrs. Kocienski a fee in connection with the pledges equal to 1% per month of the pledged amounts.  With the addition of the pledged certificates of deposit in the agreed upon amount of $700,000, the Company’s current reserve balance is $2.6 million.  No assurance can be given, however, that the reserve requirement will not increase in the future, or that the Company will be able to satisfy such increased reserve requirement.

This Form 8-K contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including statements regarding our expected financial position, business and financing plans.  Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “should,” “could,” “seek,” “intends,” “plans,” “estimates,” “anticipates,” or other comparable terms.  Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statement including those discussed herein and elsewhere in our Form 10-K for the year ended January 31, 2009, particularly under the heading “Risk Factors.”  We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made.  We do not intend, and undertake no obligation to update our forward-looking statements to reflect future events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WAGERING, INC.
(Registrant)

Date: October 15, 2009
	By:	/s/ Melody Sullivan
Melody Sullivan
	Its:	Chief Financial Officer and Treasurer